                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 29, 2002

                          VALLEY FINANCIAL CORPORATION

      VIRGINIA                        33-77568               54-1702380

(State of Incorporation)           (Commission              (I.R.S. Employer
                                    File Number)        Identification Number)


                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)

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Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on April 24, 2002 its financial results for the period ended March 31, 2002. The financial results are detailed in the Company's Press Release dated April 24, 2002 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VALLEY FINANCIAL CORPORATION

Date: April 29, 2002                    /s/ A. Wayne Lewis
                                        ----------------------------------------

                                        A. Wayne Lewis, Executive Vice President

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FOR RELEASE 6:00 p.m. April 24, 2002                               EXHIBIT A
------------------------------------

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265

          VALLEY FINANCIAL CORPORATION ANNOUNCES EARNINGS, STOCK SPLIT

      ROANOKE, VIRGINIA. April 24, 2002 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the three months ended March 31, 2002 Valley Financial reported net income of $474,000 compared with $339,000 for the same three months of 2001, a 40% increase. Fully diluted earnings per share were $.38 in the first quarter of 2002 versus $.27 in 2001, a 41% increase. The Company's return on average total assets was 0.96% for 2002's first three months and its return on average shareholders' equity was 11.51%, compared with the 0.84% and 9.25%, respectively, reported for the three months ended March 31, 2001.

      At March 31, 2002 the Company's total assets were $206,891,000, total deposits were $148,619,000, total loans stood at $157,107,000 and total shareholders' equity was $16,554,000. Compared with March 31, 2001 the Company experienced increases of $39,089,000 or 23% in total assets, $16,998,000 or 13% in total deposits, $35,352,000 or 29% in total loans and $1,382,000 or 9% in shareholders' equity over the twelve-month period. With total capital at March 31, 2002 representing 10.9% of risk-adjusted total assets, the Company exceeds the regulatory minimums to be considered "well capitalized."

      Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, noted that the Company's first quarter financial results were favorably affected by several factors. "This was the first quarterly period in over a year in which we have had stable, relatively predictable

Press Release
Valley Financial Corporation
April 24, 2002
Page 2


interest rates. We have now finished re-pricing almost all the fixed rate deposits left over from the high interest rate environment in 2000, and that had a positive effect on margins. The net interest margin was 4.22% for the quarter, up substantially from 3.72% in the first quarter of last year." Gutshall also said "We continue to enjoy strong loan growth, far in excess of the growth rate for the local economy, and passed the significant milestone of $200 million in assets in less than seven years from opening the bank. Plus, asset quality remains strong with no charge-offs in the first quarter and non-performing loans at March 31 only 0.53% of total loans. We look forward to the remainder of 2002 with optimism."

      Gutshall announced at the Company's Annual Meeting of Shareholders that the Board of Directors had voted to declare a three-for-two stock split, payable May 30, 2002 to shareholders of record April 30, 2002. The move will result in the issuance of over 600,000 additional shares of Valley Financial common stock, bringing total outstanding shares to approximately 1,820,000 when the stock split is effective.

      Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from five full-service offices at 36 Church Avenue, SW, 2203 Crystal Spring Avenue, SW and 1518 Hershberger Road, NW in Roanoke City, 4467 Starkey Road, SW in Roanoke County and 8 East Main Street in the City of Salem. A sixth full-service office will open in late May at 1003 Hardy Road in the Town of Vinton.

      The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

                                       2

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                       VALLEY VALLEY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                     March 31    December 31    March 31
                                                                      2002          2001           2001
                                                                   ---------     ---------      ---------
                                                                     (in thousands, except share data)
Assets
Cash and due from banks                                              $6,015        $6,235         $3,548
Money market investments                                                191           143          1,438
Securities available-for-sale                                        34,106        31,338         36,224
Restricted equity securities                                          1,927         1,927          1,260

Loans                                                               157,107       147,573        121,755
     Less allowance for loan losses and unearned fees                (1,675)       (1,490)        (1,269)
                                                                   ---------     ---------      ---------
                    Total net loans                                 155,432       146,083        120,486

Premises and equipment                                                4,415         4,084          3,165
Other assets                                                          4,805         4,058          1,681
                                                                   ---------     ---------      ---------
                    Total assets                                   $206,891      $193,868       $167,802
                                                                   =========     =========      =========

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits                                $22,892       $24,297        $15,359
Interest bearing demand, savings & money market deposits             30,275        36,630         32,411
Time deposits greater than $100,000                                  32,520        25,591         19,878
Other deposits                                                       62,932        52,348         63,973
                                                                   ---------     ---------      ---------
                    Total deposits                                  148,619       138,866        131,621

Short term borrowings                                                 5,381         3,824              0
Securities sold under agreements to repurchase                        4,836         3,347          4,262
Federal Home Loan Bank advances                                      30,000        30,000         15,000
Other liabilities                                                     1,501         1,527          1,747
                                                                   ---------     ---------      ---------
                    Total liabilities                               190,337       177,564        152,630
                                                                   ---------     ---------      ---------

Preferred stock, no par value.  Authorized 10,000,000
     shares; none issued and outstanding
Common stock, no par value. Authorized 10,000,000 shares;
     issued and outstanding 1,213,207 at March 31, 2002,
     1,213,207 at December 31, 2001, and 1,213,207
     at March 31, 2001                                               12,295        12,295         12,299
Accumulated retained earnings                                         4,587         4,113          2,740
Accumulated other comprehensive income (loss)                          (328)         (104)           133
                                                                   ---------     ---------      ---------
                    Total shareholders' equity                       16,554        16,304         15,172
                                                                   ---------     ---------      ---------
                    Total liabilities and shareholders' equity     $206,891      $193,868       $167,802
                                                                   =========     =========      =========

Balance Sheet Ratios:
Nonperforming loans/total loans                                       0.53%         0.37%          0.38%
Loans past due > 90 days/total loans                                  0.25%         0.02%          0.14%
Allowance for loan losses/loans, net                                  1.06%         1.00%          1.02%
Book value per share, exclusive of accumulated                       $13.92        $13.52         $12.40
  other comprehensive income (loss)












                          VALLEY FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)




                                                                Three Months
                                                                   Ended
                                                             2002          2001
                                                            -------      -------
Interest Income                                             $3,169       $3,190
Interest Expense                                             1,267        1,802
                                                            -------      -------
               Net interest income                           1,902        1,388


Provision for loan losses                                      187           37
                                                            -------      -------
Net interest income after provision for loan losses          1,715        1,351

Noninterest Income                                          $  170          105
Noninterest Expense                                          1,218        1,007
                                                            -------      -------

Net income before taxes                                        667         $449

Provision for income taxes                                    $193         $110
                                                            -------      -------

Net income                                                    $474         $339
                                                            =======      =======

Diluted net income per share                                 $0.38        $0.27
                                                            =======      =======


Performance Ratios:
Return on average total assets                               0.96%        0.84%
Return on average total shareholders' equity                11.51%        9.25%
Yield on average earning assets (TEY)                        6.97%        8.38%
Cost of funds                                                2.84%        4.97%
Net interest margin                                          4.22%        3.72%
Overhead efficiency ratio                                   57.75%       65.26%